                                                              EXHIBIT 11
                DDL ELECTRONICS, INC. AND SUBSIDIARIES        Page 1 OF 2
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)
                                                Nine Months Ended
                                                     March 31
                                              1996              1995
PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item  $   331,000       $  (550,000)
Extraordinary item                         2,552,000         2,441,000
                                          ----------        ----------
Net income                               $ 2,883,000       $ 1,891,000
                                          ==========        ==========
Weighted average number of
common shares outstanding                 17,053,331        14,911,656

Assumed exercise of options and warrants
 net of shares assumed reacquired            624,500           879,081
                                          ----------        ----------
Average common shares and common
 share equivalents                        17,677,831        15,790,737
                                          ==========        ==========
Primary earnings per share:
Income (loss) before extraordinary item       $ 0.02           ($ 0.03)
Extraordinary item                              0.14              0.15
                                                ----              ----
Earnings per share                            $ 0.16            $ 0.12
                                                ====              ====
FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item  $   331,000       $  (550,000)
Add back net interest related to
convertible subordinated debentures          131,000           101,000
                                          ----------        ----------
Income (loss) before extraordinary
 item for fully diluted computation          462,000          (449,000)
Extraordinary item                         2,552,000         2,441,000
                                          ----------        ----------
Net income for fully diluted computation $ 3,014,000       $ 1,992,000
                                          ==========        ==========
Weighted average number of common
shares outstanding                        17,053,331        14,911,656

Assumed exercise of options and warrants
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                    722,213           875,734

Assumed conversion of convertible
subordinated debentures                      545,876           762,324
                                          ----------        ----------
Average fully diluted shares              18,321,420        16,549,714
                                          ==========        ==========
Fully diluted earnings per share:
Income (loss) before extraordinary item       $ 0.02           ($ 0.03)
Extraordinary item                               .14               .15
                                                ----              ----
Earnings per share                            $ 0.16            $ 0.12
                                                ====              ====

                                                              EXHIBIT 11
             DDL ELECTRONICS, INC. AND SUBSIDIARIES           Page 2 of 2
              COMPUTATION OF EARNINGS PER SHARE
                         (Unaudited)
                                                 Three Months Ended
                                                       March 31
                                               1996              1995
PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item   $  (405,000)      $   167,000
Extraordinary item                          2,552,000             -
                                           ----------        ----------
Net income (loss)                         $ 2,147,000       $   167,000
                                           ==========        ==========
Weighted average number of
common shares outstanding                  18,476,959        15,257,663

Assumed exercise of options and warrants
net of shares assumed reacquired              587,542           755,138
                                           ----------        ----------
Average common shares and common
share equivalents                          19,064,501        16,012,801
                                           ==========        ==========
Primary earnings (loss) per share:
Income (loss) before extraordinary item       ($ 0.02)           $ 0.01
Extraordinary item                               0.13                -
                                                 ----              ----
Earnings (loss) per share                      $ 0.11            $ 0.01
                                                 ====              ====
FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item $ (405,000) $ 167,000 Add back net interest related to
convertible subordinated debentures            64,000            34,000
                                            ---------         ---------
Income (loss) before extraordinary item
for fully diluted computation                (341,000)          201,000
Extraordinary item                          2,552,000             -
                                            ---------         ---------
Net income (loss) for fully diluted
computation                               $ 2,211,000       $   201,000
                                            =========         =========
Weighted average number of common
shares outstanding                         18,476,959        15,257,663

Assumed exercise of options and warrants
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                     588,438           795,366

Assumed conversion of convertible
subordinated debentures                       989,084           761,047
                                           ----------        ----------
Average fully diluted shares               20,054,481        16,814,076
                                           ==========        ==========
Fully diluted earnings (loss) per share:
Income (loss) before extraordinary item       ($ 0.02)           $ 0.01
Extraordinary item                               0.13                -
                                                 ----              ----
Earnings (loss) per share                      $ 0.11            $ 0.01
                                                 ====              ====